Exhibit 5.1

December 13, 2021

Perion Network Ltd.
26 HaRokmim Street
Holon 5885849

Israel

Re: Perion Network Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Perion Network Ltd., an Israeli company (the “Company”) in connection with the issuance and sale (the “Offering”) of  8,372,092 ordinary shares, par value NIS 0.03 per share of the Company (the “Shares”) under that certain underwriting agreement, dated December 9, 2021, by and among the Company and Oppenheimer & Co. Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates Inc., as representatives of the several underwriters named therein (the “Agreement”).

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-261541) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) including the prospectus contained therein, which became effective on December 8, 2021, as supplemented by the prospectus supplement dated December 9, 2021 (the “Prospectus”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Agreement; (iv) the Memorandum of Association of the Company, as currently in effect; (v) the Articles of Association of the Company, as currently in effect; (vi) excerpts of resolutions of the board of directors of the Company and its committees which relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Meitar Law Offices
Meitar | Law Offices